Q4’25 Earnings May 21, 2025

Financial Presentation Disclosure All per share amounts are presented on a diluted basis. This presentation refers to “reported” (R$) and “constant dollar” (C$) or “constant currency” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” or “constant currency” amounts are the same, and amounts will be as "reported" unless otherwise specified. This presentation also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Supreme.” Unless otherwise noted, results presented are based on continuing operations. This presentation also refers to “adjusted” amounts, a term that is described under the heading "Adjusted Amounts - Excluding Reinvent, Noncash Impairment Charges and Transaction and Deal Related Activities". Unless otherwise noted, “reported” and “adjusted” amounts are the same. VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. This presentation refers to VF's fourth quarter of fiscal 2025 as Q4'25, and similarly Q4'24 denotes VF's fourth quarter of fiscal 2024, etc. VF defines "free cash flow" as cash flow from continuing operations less capital expenditures and software purchases, defines "net debt" as long-term debt, the current portion of long-term debt, short-term borrowings, and operating lease liabilities, less cash and cash equivalents per VF's consolidated balance sheet and defines "leverage" as net debt to adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), which excludes operating lease cost. See the supplemental financial information included with this presentation for a calculation of adjusted EBITDA, including a reconciliation to the nearest U.S. generally accepted accounting principles (“GAAP”) financial measure. Discontinued Operations - Supreme On July 16, 2024, VF entered into a definitive Stock and Asset Purchase Agreement with EssilorLuxottica S.A. to sell the Supreme® brand business (“Supreme”). On October 1, 2024, VF completed the sale of Supreme. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods presented, through the date of sale. Constant Currency - Excluding the Impact of Foreign Currency This presentation refers to “reported” amounts in accordance with GAAP, which include translation and transactional impacts from foreign currency exchange rates. This presentation also refers to both “constant dollar” and “constant currency” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this presentation, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. Adjusted Amounts - Excluding Reinvent, Noncash Impairment Charges and Transaction and Deal Related Activities The adjusted amounts in this presentation exclude costs related to Reinvent, VF's transformation program. Costs, including restructuring charges and project-related costs, were approximately $56 million in the fourth quarter of fiscal 2025 and approximately $163 million in fiscal 2025. The adjusted amounts in this presentation exclude a noncash goodwill impairment charge related to the Icebreaker reporting unit of approximately $38 million in the fourth quarter of fiscal 2025 and impairment charges related to the Dickies indefinite-lived trademark intangible asset and Icebreaker reporting unit goodwill of approximately $89 million in fiscal 2025. The adjusted amounts in this presentation exclude transaction and deal related activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands. Total transaction and deal related activities include costs of approximately $0.5 million in fiscal 2025. Combined, the above items negatively impacted earnings (loss) per share by $0.26 during the fourth quarter of fiscal 2025 and $0.56 during fiscal 2025. All adjusted amounts referenced herein exclude the effects of these amounts. Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this presentation, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company does not provide a reconciliation of forward-looking measures where the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the company's control or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Q4’25 EARNINGS 2

Table of Contents Executive Summary 4 Key Highlights 7 Financial Summary 10 Outlook 14 Appendix 16 Q4’25 EARNINGS 3

Executive Summary Q4’25 EARNINGS 4

Bracken Darrell, President and CEO: "We exceeded our Q4'25 operating income guidance, reflecting results from our Reinvent transformation program. Revenue for the quarter was in-line with our guidance and excluding Vans®, was up versus last year, led by growth at The North Face® and Timberland®. Adjusting for the revenue impact to Vans® from deliberate strategic actions to establish a strong foundation for future growth and improved profitability, the decline in the brand's Q4'25 revenue was consistent with the Q3'25 trend. The transformation of VF is well underway. In FY'25, we achieved our goals to lower our cost base and strengthen our balance sheet. We delivered on our initial target of $300 million gross cost savings and are on track towards our medium-term targets of $500 to $600 million net operating income expansion. We paid down $1.8 billion in debt during the year, reducing leverage by a full turn versus last year and advancing towards our medium-term target of 2.5x. We are well-positioned to navigate increased volatility in the macro environment, and I am confident that the actions we are taking will enable our brands to return to growth and VF to deliver strong, sustainable value creation." • Q4'25 adjusted operating income above guidance and revenue in-line – Revenue of $2.1 billion, (5%) vs. LY and (3%) C$ vs. LY – The North Face® and Timberland® grew, while Vans® and Dickies® declined – APAC region grew, while the Americas and EMEA regions declined – Operating loss of ($73) million, adjusted operating income of $22 million – Operating margin was (3.4%), up 1,320 basis points vs. LY and adjusted operating margin was 1.0%, up 400 basis points vs. LY – Gross margin was 53.3%, up 550 basis points vs. LY and adjusted gross margin was 53.4%, up 560 basis points vs. LY – Earnings (loss) per share (EPS) ($0.39) vs. Q4'24 ($1.06); adjusted EPS ($0.13) vs. Q4'24 ($0.30) – Net debt was down $1.8 billion vs. LY, ending FY'25 with leverage of 4.1x, down one full turn vs. LY • FY'25 free cash flow (plus proceeds from non-core physical asset sales) of $401 million; FY'25 free cash flow of $313 million – Cash from earnings in-line with internal plan – Intentional timing shift negatively impacted working capital • Establishing Q1’26 guidance – Revenue (5%) to (3%) C$ vs. LY – Adjusted operating loss of ($125) million to ($110) million • Expect FY'26 free cash flow up vs. FY'25 free cash flow of $313 million VF Q4’25 adjusted operating income above guidance, transformation on track Q4’25 EARNINGS 5

Guidance Results Results vs. Guidance Commentary Q4’25 Revenue % vs. LY (4%) to (2%) C$, (200) basis points FX impact (3%) C$, (200) basis points FX impact In-line • Revenue in-line with guidance • Growth at The North Face®, Timberland® and in APAC, with declines at Vans®, Dickies®, in the Americas and EMEA Operating income (loss) (adjusted) ($30) million to $0 million $22 million + • Adjusted gross margin +560 basis points vs. LY, due to continued cost tailwinds, lower promotions and higher quality of inventory in the current period • Adjusted SG&A dollars (2%) vs. LY, benefiting from faster-than- expected Reinvent savings FY'25 Free cash flow + proceeds from non-core physical asset sales $440 million $401 million - • Free cash flow of $313 million plus proceeds from sale of non-core physical assets of $88 million • Cash from earnings in-line with internal plan • Intentional timing shift negatively impacted working capital Met revenue guidance and beat adjusted operating income guidance in Q4’25 Q4’25 EARNINGS 6

Key Highlights Q4’25 EARNINGS 7

• Excluding Vans, Americas revenue grew approximately in-line with the Q3 trend • Profitability significantly improved vs. LY due to lower promotional activity and disciplined SG&A spending • Inventories down $71 million (4%) vs. LY • Net debt down $1.8 billion vs. LY, including prepayment in March 2025 of the $750 million April 2025 maturity • Ended FY'25 with leverage of 4.1x, down one full turn vs. LY, on track to reach our target of 2.5x by FY'28 • Deliberate rationalization of channel distribution strengthened the brand's foundation and significantly expanded gross margin • Sales from new products growing, more than offset by declines in the icons • Delivered on initial target of $300 million in gross cost savings by the end of FY'25 • Continued to realize cost savings from the next phase of Reinvent, part of our medium- term1 target of $500 to $600 million in net operating income expansion Making strong progress on Reinvent priorities in Q4'25 Lower our cost base Strengthen our balance sheet Fix the US Deliver the Vans turnaround Q4’25 EARNINGS 8 1 Medium-term is defined as in FY'28

Q4'25 EARNINGS

Top 4 brands' spotlights

THE NORTH FACE

+2% vs. LY, +4% C$

- Global DTC +8% (+9% C$), with growth in all regions which includes double-digit growth in the Americas and EMEA
- Outerwear was a standout and footwear continued to grow in all regions
- Mountain Jacket 40th anniversary campaign drove Americas eComm traffic

VANS

(22%) vs. LY, (20%) C$

- Deliberate rationalization of channel distribution strengthened the brand's foundation and significantly expanded gross margin
- Traffic in global DTC channel remained challenging
- Sales from new products growing, more than offset by declines in the icons
- U.S. non-value positive sell out sustained from Holiday 2024 through Q4'25

Timberland

+10% vs. LY, +13% C$

- Wholesale and DTC up globally, with lower discounts driving higher margins in our channels
- 6" Premium momentum continued, with other styles also performing well including Stone Street and Mt. Maddsen
- U.S. search interest growth remained strong in the quarter

Dickies

(14%) vs. LY, (13%) C$

- Continued traffic and wholesale softness
- Healthier inventory positions resulting in significant margin improvement
- Successful launch of Pro Series work collection and *Harley-Davidson*® X *Dickies*® collaboration
- Headquarters transition plan to Costa Mesa underway

9

Financial Summary Q4’25 EARNINGS 10

Q4'25 EARNINGS

Q4'25 revenue was in-line with guidance

CONSOLIDATED

	vs. LY	vs. LY (C$)
TOTAL VF	(5%)	(3%)

BRAND

	vs. LY	vs. LY (C$)
THE NORTH FACE	+2%	+4%
VANS	(22%)	(20%)
Timberland	+10%	+13%
Dickies	(14%)	(13%)

REGION

	vs. LY	vs. LY (C$)
AMERICAS	(6%)	(5%)
EMEA	(4%)	(2%)
APAC	0%	+2%

CHANNEL

	vs. LY	vs. LY (C$)
DTC	(5%)	(3%)
WHOLESALE	(4%)	(2%)


Revenue Trend
$2,247
(14%)
(15%)
$1,769
(10%)
(10%)
$2,758
(6%)
(6%)
$2,834
+2%
+2%
$2,144
(5%)
(3%)
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25
Revenue ($M)
Revenue vs. LY
Revenue vs. LY (C$)

11

Reduced our net debt by more than 25% this year • Net debt down $1.8 billion (26%) vs. LY – Prepaid $750 million April 2025 maturity in March 2025 – Ended FY'25 with leverage of 4.1x, down one full turn vs. LY • Inventories (4%) vs. LY, as levels normalize across the business • Cash dividends of $35 million paid during the quarter Q4’25 EARNINGS 12 Net Debt ($M) $6,693 $6,721 $7,194 $4,676 $4,937 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25

SOURCING INTO THE U.S. ACTIONS • Accelerating production and shipments into the U.S. during the 90-day pause period • Partnering with our vendor and supplier base to optimize cost structure • Optimizing our sourcing base to limit proposed tariff headwinds • Exploring strategic price actions Well-positioned to offset tariffs in evolving global trade conditions Q4’25 EARNINGS 13 Southeast Asia + Central & South America ~85% Rest of World ~15% STRUCTURAL ADVANTAGES • Asset-light and diversified supply base • Long-standing and well- established partners • Best-in-class team that planned ahead and took proactive measures in recent years • Strong brands with high awareness along with price elasticity and compelling value propositions Top 4 markets of total: Vietnam, Bangladesh, Cambodia, Indonesia China <2% of total

Outlook Q4’25 EARNINGS 14

Q1'26 and FY'26 guidance Q4’25 EARNINGS 15 FY'26 Guidance Free cash flow (FCF) Up vs. FY'25 FCF of $313 million • Expect adjusted operating income to be up vs. LY • Does not include the sale of non-core physical assets Q1'26 Guidance Revenue % vs. LY (C$) (5%) to (3%) • Smallest quarter of the fiscal year Operating income (loss) (adjusted) ($125) million to ($110) million • Adjusted gross margin up vs. LY, benefiting from fewer discounts and promotions, and FX • Adjusted SG&A dollars flat to down slightly vs. LY

Appendix Q4’25 EARNINGS 16

Safe Harbor Statement Certain statements included in this presentation are "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on VF’s expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. Words such as “will,” “anticipate,” "believe," “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates may be used to identify forward-looking statements, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto, are forward-looking statements. Forward-looking statements are not guarantees, and actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward- looking statements include, but are not limited to: the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products, including as a result of tariffs; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF's ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF's ability to execute its Reinvent transformation program, "The VF Way" and other business priorities, including measures to streamline and right-size its cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which it relies, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which it relies, are frequent targets of cyberattacks of varying levels of severity, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyberattacks, could result in data or financial loss, reputational harm, business disruption, damage to VF’s relationships with customers, consumers, employees and third parties on which it relies, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which it relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF's vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF's ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions, including any potential effects from changes in tariffs and international trade policy; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Europe, the Middle East and Asia and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF's ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis; and tax risks associated with the spin-off of the Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC. Q4’25 EARNINGS 17

Q4'25 EARNINGS

Summary Revenue Information

(Unaudited)
(In millions)

	Three Months Ended March					Twelve Months Ended March			
	2025		2024	% Change	% Change Constant Currency*	2025		2024	% Change	% Change Constant Currency*
Brand:										
The North Face®	$ 834.5	$	814.3	2%	4%	$ 3,703.4	$	3,673.3	1%	1%
Vans®	492.6		631.2	(22%)	(20%)	2,349.4		2,785.7	(16%)	(15%)
Timberland®	376.0		341.5	10%	13%	1,607.7		1,556.9	3%	4%
Dickies®	139.3		162.4	(14%)	(13%)	542.1		618.4	(12%)	(12%)
Other Brands	301.5		297.9	1%	3%	1,302.2		1,281.3	2%	2%
VF Revenue	**$ 2,143.8**	**$**	**2,247.3**	**(5%)**	**(3%)**	**$ 9,504.7**	**$**	**9,915.7**	**(4%)**	**(4%)**
Region:										
Americas	$ 995.2	$	1,061.9	(6%)	(5%)	$ 4,833.5	$	5,172.8	(7%)	(6%)
EMEA	812.3		849.6	(4%)	(2%)	3,248.5		3,339.7	(3%)	(3%)
APAC	336.2		335.8	0%	2%	1,422.7		1,403.3	1%	2%
VF Revenue	**$ 2,143.8**	**$**	**2,247.3**	**(5%)**	**(3%)**	**$ 9,504.7**	**$**	**9,915.7**	**(4%)**	**(4%)**
International	$ 1,277.7	$	1,319.8	(3%)	0%	$ 5,246.7	$	5,364.7	(2%)	(1%)
Channel:										
DTC	$ 920.8	$	967.6	(5%)	(3%)	$ 4,142.3	$	4,426.6	(6%)	(6%)
Wholesale [a]	1,223.0		1,279.7	(4%)	(2%)	5,362.4		5,489.1	(2%)	(2%)
VF Revenue	**$ 2,143.8**	**$**	**2,247.3**	**(5%)**	**(3%)**	**$ 9,504.7**	**$**	**9,915.7**	**(4%)**	**(4%)**

All references to the periods ended March 2025 relate to the 13-week and 52-week fiscal periods ended March 29, 2025 and all references to the periods ended March 2024 relate to the 13-week and 52-week fiscal periods ended March 30, 2024.

Note: Amounts may not sum due to rounding

* Refer to constant currency definition on the following slides.

[a] Royalty revenues are included in the wholesale channel for all periods.

18

Q4'25 EARNINGS

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March		Twelve Months Ended March	
	2025	2024	2025	2024
Revenues	$ **2,143,771**	$ **2,247,298**	$ **9,504,691**	$ **9,915,678**
Costs and operating expenses				
Cost of goods sold	1,001,315	1,172,362	4,420,826	4,803,378
Selling, general and administrative expenses	1,177,101	1,197,849	4,690,850	4,748,669
Impairment of goodwill and intangible assets	38,242	250,470	89,242	507,566
Total costs and operating expenses	**2,216,658**	**2,620,681**	**9,200,918**	**10,059,613**
Operating income (loss)	**(72,887)**	**(373,383)**	**303,773**	**(143,935)**
Interest expense, net	(29,092)	(39,896)	(149,243)	(165,679)
Other income (expense), net	(14,631)	1,515	(9,369)	24,693
Income (loss) from continuing operations before income taxes	**(116,610)**	**(411,764)**	**145,161**	**(284,921)**
Income tax expense	33,657	360	75,837	733,556
Income (loss) from continuing operations	**(150,267)**	**(412,124)**	**69,324**	**(1,018,477)**
Income (loss) from discontinued operations, net of tax	(521)	(6,184)	(259,040)	49,595
Net loss	$ **(150,788)**	$ **(418,308)**	$ **(189,716)**	$ **(968,882)**
Earnings (loss) per common share - basic [(a)]				
Continuing operations	$ (0.39)	$ (1.06)	$ 0.18	$ (2.62)
Discontinued operations	—	(0.02)	(0.67)	0.13
Total loss per common share - basic	$ **(0.39)**	$ **(1.08)**	$ **(0.49)**	$ **(2.49)**
Earnings (loss) per common share - diluted [(a)]				
Continuing operations	$ (0.39)	$ (1.06)	$ 0.18	$ (2.62)
Discontinued operations	—	(0.02)	(0.66)	0.13
Total loss per common share - diluted	$ **(0.39)**	$ **(1.08)**	$ **(0.48)**	$ **(2.49)**
Weighted average shares outstanding				
Basic	389,605	388,559	389,152	388,360
Diluted	389,605	388,559	392,571	388,360
Cash dividends per common share	$ 0.09	$ 0.09	$ 0.36	$ 0.78

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to the periods ended March 2025 relate to the 13-week and 52-week fiscal periods ended March 29, 2025, and all references to periods ended March 2024 relate to the 13-week and 52-week fiscal periods ended March 30, 2024.

[(a)] Amounts have been calculated using unrounded numbers.

19

Condensed Consolidated Balance Sheets (Unaudited) (In thousands) March 2025 March 2024 ASSETS Current assets Cash and cash equivalents $ 429,382 $ 656,376 Accounts receivable, net 1,321,663 1,263,329 Inventories 1,627,025 1,697,823 Other current assets 408,028 493,194 Current assets of discontinued operations — 116,225 Total current assets 3,786,098 4,226,947 Property, plant and equipment, net 720,879 788,992 Goodwill and intangible assets, net 2,314,093 2,421,838 Operating lease right-of-use assets 1,262,319 1,255,074 Other assets 1,294,147 1,210,470 Other assets of discontinued operations — 1,709,642 Total assets $ 9,377,536 $ 11,612,963 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Short-term borrowings $ 11,916 $ 263,938 Current portion of long-term debt 540,579 1,000,721 Accounts payable 789,570 788,477 Accrued liabilities 1,355,788 1,323,982 Current liabilities of discontinued operations — 79,861 Total current liabilities 2,697,853 3,456,979 Long-term debt 3,425,650 4,702,284 Operating lease liabilities 1,079,182 1,087,304 Other liabilities 687,492 636,090 Other liabilities of discontinued operations — 71,941 Total liabilities 7,890,177 9,954,598 Stockholders' equity 1,487,359 1,658,365 Total liabilities and stockholders' equity $ 9,377,536 $ 11,612,963 Q4’25 EARNINGS 20

Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands) Twelve Months Ended March 2025 2024 Operating activities Net loss $ (189,716) $ (968,882) Income (loss) from discontinued operations, net of tax (259,040) 49,595 Income (loss) from continuing operations, net of tax 69,324 (1,018,477) Impairment of goodwill and intangible assets 89,242 507,566 Depreciation, amortization and other asset write-downs 259,616 307,528 Reduction in the carrying amount of right-of-use assets 351,971 379,720 Write-off of income tax receivables and interest — 921,409 Other adjustments, including changes in operating assets and liabilities (331,664) (213,032) Cash provided by operating activities - continuing operations 438,489 884,714 Cash provided by operating activities - discontinued operations 26,747 129,867 Cash provided by operating activities 465,236 1,014,581 Investing activities Proceeds from sale of businesses, net of cash sold 1,506,223 — Proceeds from sale of assets 88,234 26,525 Capital expenditures (86,274) (135,762) Software purchases (39,749) (61,483) Other, net (35,930) 12,038 Cash provided (used) by investing activities - continuing operations 1,432,504 (158,682) Cash used by investing activities - discontinued operations (4,413) (13,576) Cash provided (used) by investing activities 1,428,091 (172,258) Financing activities Net decrease from short-term borrowings and long-term debt (2,003,132) (653,629) Cash dividends paid (140,165) (303,140) Proceeds from issuance of Common Stock, net of shares withheld for taxes (2,730) (2,846) Cash used by financing activities (2,146,027) (959,615) Effect of foreign currency rate changes on cash, cash equivalents and restricted cash 7,218 (22,069) Net change in cash, cash equivalents and restricted cash (245,482) (139,361) Cash, cash equivalents and restricted cash – beginning of year 676,957 816,318 Cash, cash equivalents and restricted cash – end of year $ 431,475 $ 676,957 Q4’25 EARNINGS 21

Three Months Ended March % Change Constant Currency*2025 2024 % Change Segment revenues: Outdoor $ 1,276,284 $ 1,219,444 5% 7% Active 645,320 787,526 (18%) (16%) Work 222,167 240,328 (8%) (7%) Total segment revenues $ 2,143,771 $ 2,247,298 (5%) (3%) Segment profit (loss): Outdoor $ 119,805 $ 44,878 Active (32,190) (17,100) Work 13,890 4,165 Total segment profit 101,505 31,943 Impairment of goodwill (38,242) (250,470) Corporate and other expenses (150,781) (153,341) Interest expense, net (29,092) (39,896) Loss from continuing operations before income taxes $ (116,610) $ (411,764) Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands) * Refer to constant currency definition on the following slides. Q4’25 EARNINGS 22

Twelve Months Ended March % Change Constant Currency*2025 2024 % Change Segment revenues: Outdoor $ 5,576,301 $ 5,501,399 1% 2% Active 3,095,292 3,522,740 (12%) (11%) Work 833,098 891,539 (7%) (6%) Total segment revenues $ 9,504,691 $ 9,915,678 (4%) (4%) Segment profit: Outdoor $ 724,397 $ 602,708 Active (a) 152,842 237,529 Work 53,147 17,647 Total segment profit 930,386 857,884 Impairment of goodwill and intangilbe assets (89,242) (507,566) Corporate and other expenses (546,740) (469,560) Interest expense, net (149,243) (165,679) Income (loss) from continuing operations before income taxes $ 145,161 $ (284,921) Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands) * Refer to constant currency definition on the following slides. (a) Includes legal settlement gains of $29.1 million in the twelve months ended March 2024. Q4’25 EARNINGS 23

Q4'25 EARNINGS

Supplemental Financial Information
Reportable Segment Information - Constant Currency Basis
(Unaudited)
(In thousands)

	Three Months Ended March 2025		
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Segment revenues:			
Outdoor	$ 1,276,284	$ 26,294	$ 1,302,578
Active	645,320	14,543	659,863
Work	222,167	2,540	224,707
Total segment revenues	**$ 2,143,771**	**$ 43,377**	**$ 2,187,148**
Segment profit (loss):			
Outdoor	$ 119,805	$ 4,396	$ 124,201
Active	(32,190)	576	(31,614)
Work	13,890	474	14,364
Total segment profit	**101,505**	**5,446**	**106,951**
Impairment of goodwill	(38,242)	—	(38,242)
Corporate and other expenses	(150,781)	(559)	(151,340)
Interest expense, net	(29,092)	—	(29,092)
Loss from continuing operations before income taxes	**$ (116,610)**	**$ 4,887**	**$ (111,723)**
Diluted loss per share growth	**64%**	**1%**	**65%**

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

24

Q4'25 EARNINGS

Supplemental Financial Information
Reportable Segment Information - Constant Currency Basis

(Unaudited)
(In thousands)

	Twelve Months Ended March 2025		
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Segment revenues:			
Outdoor	$ 5,576,301	$ 23,185	$ 5,599,486
Active	3,095,292	22,742	3,118,034
Work	833,098	3,792	836,890
Total segment revenues	**$ 9,504,691**	**$ 49,719**	**$ 9,554,410**
Segment profit:			
Outdoor	$ 724,397	$ (442)	$ 723,955
Active	152,842	397	153,239
Work	53,147	322	53,469
Total segment profit	**930,386**	**277**	**930,663**
Impairment of goodwill and intangible assets	(89,242)	—	(89,242)
Corporate and other expenses	(546,740)	(1,596)	(548,336)
Interest expense, net	(149,243)	—	(149,243)
Income from continuing operations before income taxes	**$ 145,161**	**$ (1,319)**	**$ 143,842**
Diluted earnings per share growth	**107%**	**0%**	**107%**

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

25

Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2025 (Unaudited) (In thousands, except per share amounts) Three Months Ended March 2025 As Reported under GAAP Reinvent (a) Impairment Charges (b) Transaction and Deal Related Activities (c) Adjusted Revenues $ 2,143,771 $ — $ — $ — $ 2,143,771 Gross profit 1,142,456 1,560 — — 1,144,016 Percent 53.3% 53.4 % Operating income (loss) (72,887) 56,234 38,242 — 21,589 Percent (3.4%) 1.0 % Diluted (loss) per share from continuing operations (d) (0.39) 0.16 0.10 — (0.13) Twelve Months Ended March 2025 As Reported under GAAP Reinvent (a) Impairment Charges (b) Transaction and Deal Related Activities (c) Adjusted Revenues $ 9,504,691 $ — $ — $ — $ 9,504,691 Gross profit 5,083,865 1,972 — — 5,085,837 Percent 53.5% 53.5 % Operating income 303,773 162,644 89,242 490 556,149 Percent 3.2% 5.9 % Diluted earnings per share from continuing operations (d) 0.18 0.36 0.20 — 0.74 See notes on next slide. Q4’25 EARNINGS 26

Notes: (a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $56.2 million and $162.6 million in the three and twelve months ended March 2025, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract expected to be substantially complete by the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $16.4 million and $76.4 million in the three and twelve months ended March 2025, respectively. Reinvent resulted in a net tax expense of $5.5 million and a net tax benefit of $21.2 million in the three and twelve months ended March 2025, respectively. The Company currently estimates that it will incur approximately $200.0 million to $210.0 million in restructuring charges in connection with Reinvent, and actions are expected to be completed by the end of the first quarter of Fiscal 2026. Cumulative restructuring charges incurred through Q4 of Fiscal 2025 were approximately $190.1 million. Total fees associated with the contract with the consulting firm could be up to $141.0 million, with $75.0 million of the fees contingent on increases to VF’s stock price through June 2027. (b) VF recognized a noncash goodwill impairment charge related to the Icebreaker reporting unit of $38.2 million during the three months ended March 2025. During the twelve months ended March 2025, VF recognized noncash impairment charges related to the Dickies indefinite-lived trademark intangible asset and Icebreaker reporting unit goodwill of $51.0 million and $38.2 million, respectively. The impairment charges resulted in a net tax benefit of $10.5 million in the twelve months ended March 2025. (c) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $0.5 million for the twelve months ended March 2025. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the twelve months ended March 2025. (d) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 389,605,000 and 392,571,000 weighted average common shares for the three and twelve months ended March 2025, respectively. Non-GAAP Financial Information The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent, impairment charges and transaction and deal related activities. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations. Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. Q4’25 EARNINGS 27 Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2025 (Unaudited) (In thousands, except per share amounts)

Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Twelve Months Ended March 2025 (Unaudited) (In thousands) Twelve Months Ended March 2025 Operating income - as reported under GAAP $ 303,773 Adjustments to operating income: Reinvent (a) 162,644 Impairment charges (b) 89,242 Transaction and deal related activities (c) 490 Adjusted operating income 556,149 Other income (expense), net - as reported under GAAP (9,369) Adjustments to other income (expense), net: Reinvent (d) (936) Adjusted other income (expense), net (10,305) Depreciation, amortization and other asset write-downs 259,616 Operating lease cost 403,734 Adjusted EBITDA $ 1,209,194 (a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, which totaled $162.6 million. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. (b) Noncash impairment charges related to the Dickies indefinite-lived trademark intangible asset and Icebreaker reporting unit goodwill of $51.0 million and $38.2 million, respectively. (c) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $0.5 million. (d) Curtailment gains of $0.9 million recorded within the Other income (expense), net line item related to employee exits from an international plan resulting from restructuring actions. Non-GAAP Financial Information The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent, impairment charges, transaction and deal related activities, depreciation, amortization and other asset write-downs, and operating lease cost. The adjusted presentation and adjusted EBITDA provide non-GAAP measures. Management uses these measures in calculating VF’s net debt leverage ratio, which is a key ratio used by management, investors and rating agencies to assess our ability to meet our debt obligations. While management believes these non-GAAP financial measures are useful for the above purpose, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. Q4’25 EARNINGS 28

Three Months Ended March 2024 As Reported under GAAP Reinvent (a) Impairment Charges (b) Tax & Legal Items (c) Transaction and Deal Related Activities and Other (d) Adjusted Revenues $ 2,247,298 $ — $ — $ — $ — $ 2,247,298 Gross profit 1,074,936 347 — — — 1,075,283 Percent 47.8% 47.8 % Operating loss (373,383) 54,517 250,470 — 22 (68,374) Percent (16.6%) (3.0%) Diluted loss per share from continuing operations (e) (1.06) 0.12 0.64 — — (0.30) Twelve Months Ended March 2024 As Reported under GAAP Reinvent (a) Impairment Charges (b) Tax & Legal Items (c) Transaction and Deal Related Activities and Other (d) Adjusted Revenues $ 9,915,678 $ — $ — $ — $ — $ 9,915,678 Gross profit 5,112,300 4,591 — — — 5,116,891 Percent 51.6% 51.6 % Operating income (loss) (143,935) 105,386 507,566 — 2,471 471,488 Percent (1.5%) 4.8 % Diluted earnings (loss) per share from continuing operations (e) (2.62) 0.21 1.28 1.74 — 0.62 Q4’25 EARNINGS 29 See notes on next slide. Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2024 (Unaudited) (In thousands, except per share amounts)

Notes: (a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $54.5 million and $105.4 million in the three and twelve months ended March 2024, respectively. These costs related primarily to severance and employee-related benefits and the net impact of asset disposals and write-downs. Reinvent resulted in a net tax benefit of $9.2 million and $22.2 million in the three and twelve months ended March 2024, respectively. (b) VF recognized noncash goodwill impairment charges related to the Timberland and Icebreaker reporting units of $211.7 million and $38.8 million, respectively, during the three months ended March 2024. During the twelve months ended March 2024, VF recognized noncash goodwill impairment charges related to the Timberland, Dickies and Icebreaker reporting units of $407.0 million, $61.8 million and $38.8 million, respectively. The impairment charges resulted in a net tax benefit of $1.1 million an d $9.2 million in the three and twelve months ended March 2024, respectively. (c) Tax items include the impact to tax expense resulting from the decision by the U.S. Court of Appeals for the First Circuit on September 8, 2023 that upheld the U.S. Tax Court’s decision in favor of the Internal Revenue Service regarding the timing of income inclusion associated with VF’s acquisition of The Timberland Company in September 2011. The net impact to tax expense was an increase of approximately $670.3 million in the twelve months ended March 2024, excluding the reversal of accrued interest income, as a result of this decision. Tax items also include the impact to tax expense resulting from the decision by the General Court on September 20, 2023 that confirmed the decision of the European Union that Belgium’s excess profit tax regime amounted to illegal State aid. The net impact to tax expense was an increase of approximately $26.1 million in the twelve months ended March 2024, as a result of this ruling. Legal items include legal settlement gains of $29.1 million recorded in the twelve months ended March 2024 within the Other income (expense), net line item. The legal items resulted in a net tax expense of $7.5 million in the twelve months ended March 2024. (d) Transaction and deal related activities and other primarily reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $2.5 million for the twelve months ended March 2024. The transaction and deal related activities resulted in a net tax benefit of $0.6 million in the twelve months ended March 2024. (e) Amounts shown in the table have been calculated using unrounded numbers. The GAAP diluted loss per share was calculated using 388,559,000 and 388,360,000 weighted average common shares for the three and twelve months ended March 2024, respectively. The adjusted diluted earnings (loss) per share impacts were calculated using 388,559,000 and 389,328,000 weighted average common shares for the three and twelve months ended March 2024, respectively. Non-GAAP Financial Information The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent, impairment charges, certain tax and legal items, transaction and deal related activities and other. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations. Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. Q4’25 EARNINGS 30 Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2024 (Unaudited) (In thousands, except per share amounts)

Supplemental Financial Information Top 4 Brand Revenue Information (Unaudited) Three Months Ended March 2025 Twelve Months Ended March 2025 Top 4 Brand Revenue Growth Americas EMEA APAC Global Americas EMEA APAC Global The North Face® % Change (1%) 2% 12% 2% (5%) 0% 18% 1% % Change Constant Currency* 0% 4% 14% 4% (5%) 0% 19% 1% Vans® % Change (25%) (16%) (25%) (22%) (16%) (9%) (28%) (16%) % Change Constant Currency* (23%) (15%) (22%) (20%) (15%) (9%) (27%) (15%) Timberland® % Change 31% (3%) (4%) 10% 10% (2%) (1%) 3% % Change Constant Currency* 34% 0% (2%) 13% 11% (2%) 1% 4% Dickies® % Change (14%) (16%) (11%) (14%) (13%) (10%) (14%) (12%) % Change Constant Currency* (14%) (13%) (9%) (13%) (13%) (10%) (13%) (12%) * Refer to constant currency definition on previous slides. Q4’25 EARNINGS 31

Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited) Three Months Ended March 2025 Twelve Months Ended March 2025 Geographic Revenue Growth % Change % Change Constant Currency* % Change % Change Constant Currency* Americas (6%) (5%) (7%) (6%) EMEA (4%) (2%) (3%) (3%) APAC 0% 2% 1% 2% Greater China (3%) (1%) 3% 4% International (3%) 0% (2%) (1%) Global (5%) (3%) (4%) (4%) Three Months Ended March 2025 Twelve Months Ended March 2025 Channel Revenue Growth % Change % Change Constant Currency* % Change % Change Constant Currency* Wholesale (a) (4%) (2%) (2%) (2%) Direct-to-consumer (5%) (3%) (6%) (6%) Digital (8%) (7%) (6%) (5%) As of March DTC Store Count 2025 2024 Total 1,127 1,168 * Refer to constant currency definition on previous slides. (a) Royalty revenues are included in the wholesale channel for all periods. Q4’25 EARNINGS 32

Q4’25 EARNINGS 33